Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of BRP Group, Inc. of our report dated August 9, 2019 relating to the financial statements of Millennial Specialty Insurance LLC, a subsidiary of BRP Group, Inc., which appears in this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

September 23, 2019

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